Exhibit 6
May 17, 2010
To: GLG Partners, Inc. (the “Company”, formerly know as Freedom)

Re: Request of Waiver under Shareholders Agreement
Dear GLG Partners, Inc.:
     Reference is made to the Shareholders Agreement, dated June 22, 2007, as amended (the “Shareholders Agreement”), between you and the GLG Shareholders (as defined in the Shareholders Agreement). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Shareholders Agreement.
     Pursuant to Sections 2.2 and 6.10 of the Shareholders Agreement, this letter is to request that you, the Company, waive the transfer restrictions applicable to each GLG Shareholder set forth in Section 2.1 of the Voting Agreement; provided, that because such waiver will be made with respect to GLG Shareholders owning an amount of Registrable Securities representing 5% or more of the Total Voting Power of the Company, there shall be a pro rata release of all GLG Shareholders owning such amount of Registrable Securities.
     By signing and returning this letter, you hereby agree to waive such transfer restrictions. This letter may be executed in counterparts, with each such counterpart, when taken together, constituting one and the same original.
Yours sincerely,

/s/ Noam Gottesman
Noam Gottesman

/s/ Pierre Lagrange
Pierre Lagrange

/s/ Emmanuel Roman
Emmanuel Roman

/s/ Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as
trustee of the Gottesman GLG Trust

/s/ Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as
trustee of the Roman GLG Trust

JACKSON HOLDING SERVICES, INC.

By:	/s/ Jeffrey A. Robins
	Name:	Jeffrey A. Robins
	Title:	Director

G&S TRUSTEES LIMITED, IN ITS
CAPACITY AS TRUSTEE
OF THE LAGRANGE GLG TRUST

By:	/s/ Nigel Bentley
	Name:	Nigel Bentley
	Title:	Director

POINT PLEASANT VENTURES LTD.

By:	/s/ Nigel Bentley
	Name:	Nigel Bentley
	Title:	Director

LAVENDER HEIGHTS CAPITAL LP
By: Mount Garnet Limited, its general partner

By:	/s/ Leslie J. Schreyer
	Name:	Leslie J. Schreyer
	Title:	Director

SAGE SUMMIT LP
By: Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
	Name:	Leslie J. Schreyer
	Title:	Director

ACKNOWLEDGED and AGREED:
GLG PARTNERS, INC.

By:	/s/ Alejandro San Miguel
Name: Alejandro San Miguel
Title: General Counsel and Corporate Secretary